Exhibit 99.1

Noble Corporation Reports Record Second Quarter Earnings of $2.16 Per Share,
Up 66 Percent From Year-Earlier Quarter
     SUGAR LAND, Texas, July 18 – Noble Corporation (NYSE: NE) today reported second quarter 2007 earnings of $290 million or $2.16 per diluted share versus $180 million or $1.30 for the second quarter of last year. Per-share earnings were up 66 percent from the second quarter of 2006 and up 16 percent from the $1.86 per share reported for the first quarter of 2007.
     Results for the second quarter of 2007 include after-tax charges of $.08 per share related to the anticipated sale of the Company’s downhole rotary steerable tool business, retirement of a senior executive, and costs associated with the ongoing independent investigation of the Company’s Nigerian operations.
     Contract drilling services revenues for the 2007 second quarter were $658 million, up 41 percent from the year-earlier quarter. Cash operating margins exceeded 67 percent, generating $362 million in net cash provided by operating activities.
     The Company invested $342 million in capital projects during the quarter and repurchased 188,000 ordinary shares at a total investment of $16 million. Debt as a percentage of total capitalization remained flat at approximately 18 percent at June 30, 2007.
     “Strategic placement of the Company’s assets has driven the continued increases in dayrates and, when coupled with superb execution by our employees, has yielded record operating margins, earnings and shareholder returns,” said Mark A. Jackson, Chairman, President and Chief Executive Officer.

     Earnings for the first six months of 2007 totaled $4.01 per diluted share compared with $2.35 in the same period last year. Contract drilling services revenues were $1.2 billion and earnings were $540 million in the first half of 2007, up 41 percent and 66 percent, respectively, from the year-earlier period.
Operations Review
     All of the Company’s premium jackups are located in major international markets. In Mexico, Noble received one-year contracts on three jackups currently operating for PEMEX: the Noble Bill Jennings (390-foot water depth) at a dayrate of $186,000; the Noble Lewis Dugger (300') at a dayrate of $171,000; and the Noble Tom Jobe (250') at a dayrate of $150,000. In the North Sea, the Noble Piet van Ede (250') and Noble Ronald Hoope (250') have been contracted for six months through mid-2008, each at a dayrate of $205,000. In the Middle East, the Noble Mark Burns (300') and the Noble Chuck Syring (250') received two-year commitments at strong market rates. The Company has commitments for substantially all available days for our jackups in 2007, and approximately 65 percent are now committed for 2008.
     In the deepwater, the Company has received a Letter of Award from PEMEX for the Noble Max Smith to pursue exploration and development offshore Mexico under a three-year contract at a dayrate of $484,000 commencing in the fourth quarter of 2008. In Brazil, the Company secured a seven-month contract with Chevron for the Noble Leo Segerius at a dayrate of $525,000 commencing in the third quarter of 2008.
     The Noble Clyde Boudreaux went to work for Shell on June 9, increasing to six the number of deepwater semisubmersibles operated in the U.S. Gulf of Mexico. One of these semisubmersibles, the Noble Paul Romano, has entered the shipyard for a planned NC-5SM mooring system upgrade. This upgrade, the second of four planned upgrades on our deepwater fleet, is expected to be completed in the third quarter.

     The Company budgeted 602 unpaid shipyard days in 2007 for major upgrades, repairs and inspections of Noble’s existing fleet, comprising 21 separate projects. The majority of these budgeted days, 410, are expected to occur during the second half of 2007 and comprise 13 separate projects.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. The Company performs contract drilling services with its fleet of 62 mobile offshore drilling units located in key markets worldwide, including the U.S. Gulf of Mexico, Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes six rigs under construction. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
-end-
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
Conference Call
     Noble will hold a conference call on Thursday, July 19, 2007, at 1:00 p.m., Central time, to provide shareholders and other interested parties an overview of the Company’s second quarter 2007 performance. Those interested in hearing the conference call may listen via telephone by dialing 800-737-8127, or internationally 212-231-6042, using pass code 21324169. Alternatively, interested parties may listen to the call over the Internet through the Investor section of the Company’s Web site, using the “Web cast” link. A replay of the conference call will be available on Thursday, July 19, 2007, beginning at 5:00 p.m., Central time, through Wednesday, July 25, 2007, ending at 5:00 p.m., Central time. The phone number for the conference call replay is 800-633-8284 or internationally 402-977-9140, using the access code 21324169. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor section of the Company’s Web site under the heading “Reg. G Reconciliation.”
NC-417
07/18/07
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President – Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
OPERATING REVENUES
Contract drilling services	$657,504	$466,957	$1,234,419	$875,304
Reimbursables	28,608	20,640	59,751	43,712
Labor contract drilling services	39,165	27,349	75,720	53,865
Engineering, consulting and other	722	2,568	2,533	6,548

	725,999	517,514	1,372,423	979,429

OPERATING COSTS AND EXPENSES
Contract drilling services	212,050	173,228	408,892	334,091
Reimbursables	24,608	17,544	52,154	37,596
Labor contract drilling services	32,454	23,080	60,857	45,019
Engineering, consulting and other	7,255	7,276	10,896	10,547
Depreciation and amortization	68,323	62,545	132,788	121,906
Selling, general and administrative	20,302	10,655	34,528	20,940
Hurricane losses and recoveries, net	—	—	—	(4,404)

	364,992	294,328	700,115	565,695

OPERATING INCOME	361,007	223,186	672,308	413,734

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(1,231)	(1,773)	(2,735)	(14,252)
Other, net	512	1,893	1,670	4,235

INCOME BEFORE INCOME TAXES	360,288	223,306	671,243	403,717
INCOME TAX PROVISION	(70,257)	(43,545)	(130,892)	(78,725)

NET INCOME	$290,031	$179,761	$540,351	$324,992

NET INCOME PER SHARE:
Basic	$2.18	$1.31	$4.05	$2.38
Diluted	$2.16	$1.30	$4.01	$2.35

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	132,964	136,800	133,261	136,759
Diluted	134,370	138,297	134,583	138,375

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$152,430	$61,710
Accounts receivable	496,868	408,241
Insurance receivables	32,852	54,191
Inventories	4,655	4,461
Prepaid expenses	22,553	20,491
Other current assets	24,594	20,886

Total current assets	733,952	569,980

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	5,741,765	5,215,477
Other	81,947	71,870

	5,823,712	5,287,347
Accumulated depreciation	(1,526,328)	(1,428,954)

	4,297,384	3,858,393

OTHER ASSETS	161,932	157,541

	$5,193,268	$4,585,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$9,970	$9,629
Accounts payable	180,019	196,111
Accrued payroll and related costs	97,953	93,251
Taxes payable	70,692	52,793
Interest payable	10,421	9,683
Other current liabilities	72,835	64,793

Total current liabilities	441,890	426,260

LONG-TERM DEBT	814,417	684,469
DEFERRED INCOME TAXES	223,445	219,521
OTHER LIABILITIES	51,329	34,019

	1,531,081	1,364,269

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(6,703)	(7,348)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 134,170 shares issued and outstanding in 2007; 134,592 shares issued and outstanding in 2006	13,417	13,459
Capital in excess of par value	720,025	789,354
Retained earnings	2,958,619	2,446,056
Accumulated other comprehensive loss	(23,171)	(19,876)

	3,668,890	3,228,993

	$5,193,268	$4,585,914

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$540,351	$324,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment	137,788	126,755
Deferred income tax provision	6,324	12,259
Share-based compensation expense	16,903	10,106
Other	(7,279)	6,668
Other changes in current assets and liabilities:
Accounts receivable	(88,627)	(106,945)
Other current assets	14,325	(31,205)
Accounts payable	(20,960)	6,011
Other current liabilities	33,243	21,919

Net cash provided by operating activities	632,068	370,560

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(323,338)	(281,672)
Other capital expenditures	(216,452)	(160,431)
Major maintenance expenditures	(39,370)	(26,782)
Accrued capital expenditures	22,173	—
Proceeds from sales of property and equipment	3,284	—
Proceeds from Smedvig disposition	—	691,261
Proceeds from sales and maturities of marketable securities	—	6,582

Net cash provided by (used for) investing activities	(553,703)	228,958

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on credit facilities	220,000	—
Payments on bank credit facilities	(85,000)	(135,000)
Payments of other long-term debt	(4,730)	(604,404)
Net proceeds from employee stock transactions	13,560	7,642
Proceeds from issuance of senior notes, net of debt issuance costs	—	295,953
Dividends paid	(10,788)	(10,997)
Repurchases of ordinary shares	(120,687)	(50,667)

Net cash provided by (used for) financing activities	12,355	(497,473)

NET INCREASE IN CASH AND CASH EQUIVALENTS	90,720	102,045

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,710	121,845

CASH AND CASH EQUIVALENTS, END OF PERIOD	$152,430	$223,890

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended June 30,								Three Months Ended March 31,
	2007				2006				2007
	International	Domestic			International	Domestic			International	Domestic
	Contract	Contract			Contract	Contract			Contract	Contract
	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total
OPERATING REVENUES
Contract drilling services	$490,962	$166,542	$—	$657,504	$329,368	$137,589	$—	$466,957	$429,478	$147,437	$—	$576,915
Reimbursables	16,766	3,090	8,752	28,608	12,225	2,704	5,711	20,640	15,989	3,780	11,374	31,143
Labor contract drilling services	—	—	39,165	39,165	—	—	27,349	27,349	—	—	36,555	36,555
Engineering, consulting and other	268	108	346	722	556	105	1,907	2,568	92	138	1,581	1,811

	$507,996	$169,740	$48,263	$725,999	$342,149	$140,398	$34,967	$517,514	$445,559	$151,355	$49,510	$646,424

OPERATING COSTS AND EXPENSES
Contract drilling services	$170,691	$41,359	$—	$212,050	$133,487	$39,741	$—	$173,228	$160,124	$36,718	$—	$196,842
Reimbursables	13,946	2,760	7,902	24,608	10,443	2,298	4,803	17,544	13,284	3,655	10,607	27,546
Labor contract drilling services	—	—	32,454	32,454	—	—	23,080	23,080	—	—	28,403	28,403
Engineering, consulting and other	12	3	7,240	7,255	352	(46)	6,970	7,276	161	(20)	3,500	3,641
Depreciation and amortization	49,824	16,284	2,215	68,323	48,985	12,369	1,191	62,545	48,071	13,738	2,656	64,465
Selling, general and administrative	15,591	4,152	559	20,302	5,766	3,804	1,085	10,655	10,390	3,270	566	14,226

	$250,064	$64,558	$50,370	$364,992	$199,033	$58,166	$37,129	$294,328	$232,030	$57,361	$45,732	$335,123

OPERATING INCOME	$257,932	$105,182	$(2,107)	$361,007	$143,116	$82,232	$(2,162)	$223,186	$213,529	$93,994	$3,778	$311,301

OPERATING STATISTICS
Jackups:
Average Rig Utilization	98%	N/A		98%	98%	N/A		98%	98%	N/A		98%
Operating Days	3,554	N/A		3,554	3,581	N/A		3,581	3,512	N/A		3,512
Average Dayrate	$112,804	N/A		$112,804	$71,826	N/A		$71,826	$102,112	N/A		$102,112

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%		100%	100%	100%		100%	100%	100%		100%
Operating Days	182	373		555	182	364		546	180	360		540
Average Dayrate	$166,795	$343,754		$285,758	$145,698	$273,779		$231,085	$153,023	$313,256		$259,837

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	81%	100%		87%	100%	100%		100%	50%	100%		67%
Operating Days	148	91		239	91	168		259	90	90		180
Average Dayrate	$166,705	$173,462		$169,283	$196,709	$128,147		$152,279	$199,055	$154,390		$176,722

Drillships:
Average Rig Utilization	100%	N/A		100%	100%	N/A		100%	93%	N/A		93%
Operating Days	273	N/A		273	273	N/A		273	252	N/A		252
Average Dayrate	$128,874	N/A		$128,874	$96,313	N/A		$96,313	$100,740	N/A		$100,740

Submersibles:
Average Rig Utilization	N/A	100%		100%	N/A	97%		97%	N/A	95%		95%
Operating Days	N/A	273		273	N/A	264		264	N/A	256		256
Average Dayrate	N/A	$82,137		$82,137	N/A	$61,402		$61,402	N/A	$81,047		$81,047

Total:
Average Rig Utilization	97%	100%		98%	98%	99%		98%	95%	98%		96%
Operating Days	4,156	737		4,893	4,127	796		4,923	4,034	706		4,740
Average Dayrate	$118,138	$225,872		$134,364	$79,808	$172,950		$94,852	$106,461	$208,755		$121,705

(1)	Effective January 1, 2007, the Company’s 30 percent net profit interest in the Noble Kolskaya is reported in labor contract drilling services. For the quarters ended June 30, 2007, 2006 and March 31, 2007, Noble Kolskaya labor contract drilling margin was $3.7 million, $2.0 million and $3.6 million, respectively.